Exhibit 10.4

[PORTIONS HEREIN IDENTIFIED BY [***] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.]

LEASE AGREEMENT

FOR

GATEWAY BUSINESS PARK

WITH

IMRICOR MEDICAL SYSTEMS, INC.

LEASE AGREEMENT
GATEWAY BUSINESS PARK
TABLE OF CONTENTS

Article 1
PREMISES AND TERM	1

Article 2
LEASEHOLD IMPROVEMENTS	2

Article 3
RENT AND SECURITY DEPOSIT	3

Article 4
COMMON AREAS AND OPERATING EXPENSES	4

Article 5
TAXES	7

Article 6
REPAIRS AND MAINTENANCE	7

Article 7
UTILITIES	8

Article 8
USE	9

Article 9
ALTERATIONS	10

Article 10
SIGNS	11

Article 11
LIENS AND ENCUMBRANCES	11

Article 12
INDEMNITY	12

Article 13
INSURANCE	13

Article 14
FIRE OR OTHER CASUALTY	14

Article 15
EMINENT DOMAIN	14

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Article 16
ASSIGNMENT AND SUBLETTING	15

Article 17
ACCESS TO PREMISES	16

Article 18
REMEDIES	16

Article 19
SURRENDER OF POSSESSION	18

Article 20
SUBORDINATION	19

Article 21
NOTICES	19

Article 22
ESTOPPEL CERTIFICATE	20

Article 23
QUIET ENJOYMENT	20

Article 24
SUBSTITUTION OF LEASED PREMISES	20

Article 25
GENERAL	20

SIGNATURES	23

EXHIBIT A	Complex Site Plan

EXHIBIT B	Complex Legal Description

EXHIBIT C	Leasehold Improvements

EXHIBIT C-1	Plans & Specifications

EXHIBIT D	Additional Provisions

EXHIBIT E	Sign Criteria

EXHIBIT F	Rules and Regulations

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GATEWAY BUSINESS PARK LEASE AGREEMENT

THIS LEASE, made this 15th day of May 2007, by and between Kraus-Anderson®, Incorporated, a Minnesota corporation (the “Landlord”) having an address at 4210 West Old Shakopee Road, Bloomington, Minnesota 55437, and Imricor Medical Systems, Inc., a Delaware corporation (the “Tenant”), having an address at 14547 Alabama Avenue South, Savage, Minnesota 55378.

ARTICLE 1
PREMISES AND TERM

Section 1.          Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain premises known and designated as Bay Number 301-303 shown outlined in black on Exhibit A attached hereto and made a part hereof (the “Leased Premises”) in that certain building located at 400 Gateway Boulevard, Burnsville, Minnesota 55337 (“Building”) situated on the land legally described in Exhibit B attached hereto and made a part hereof (the “Land”), said leasing being upon all of the terms, covenants and conditions herein contained. The term “Complex” as used herein, means the Land, together with all of the buildings located on the Land (the “Buildings”), and Common Areas (as hereafter defined) and other improvements located thereon.

The Leased Premises are more particularly described as follows:

(a)	Approximately 7,534 net rentable square feet of office space;

(b)	Approximately 2,729 net rentable square feet of service space;

(c)

Approximately 10,263 total net rentable square feet, which square footage total shall be used to compute Tenant’s pro rata share of the operating expenses, shared utilities and taxes as set forth more fully hereinafter. At such time as the actual square footage in the Leased Premises is known, after substantial completion of Landlord’s Work and measurement of the Leased Premises according to BOMA standards, the figures set forth above and Tenant’s pro rata share shall be adjusted to reflect the same.

For purposes of the Lease, “Tenant’s Proportionate Share” shall mean the proportion that the total net rentable square feet of the Leased Premises bears to the total net rentable square feet of all of the Buildings in the Complex. Based on the square footage set forth above, Tenant’s Proportionate Share is six percent (6%).

Section 2.          To Have And To Hold the Leased Premises unto Tenant for a term of seven (7) years and seventeen (17) days commencing on the 15th day of July, 2007, (the “Commencement Date”), and ending on the 31st day of July, 2014, unless sooner terminated as provided in this Lease (the “Lease Term”).

Section 3.          If the Leased Premises are not ready for occupancy by Tenant, or if Landlord, for any reason, is unable to deliver possession of the Leased Premises to Tenant with Landlord’s Work substantially complete by the Commencement Date, Landlord shall not be liable nor responsible for any claims, damages or liabilities in connection therewith or by reason thereof and this Lease shall remain in full force and effect. Tenant shall not be liable for rent until Landlord delivers possession of the Leased Premises to Tenant provided, however, the Lease Term shall not be extended by the delay unless otherwise specified by written notice from Landlord to Tenant. Subject to delays due to any of the causes described in Article 2, Section 1 of this Lease, in the event Landlord fails to deliver possession of the Leased Premises to Tenant with Landlord’s Work substantially complete on or before August 15, 2007, then Tenant shall have the right to terminate this Lease by providing Landlord with five (5) days’ written notice thereof and this Lease shall effectively terminate at the end of said five (5) day period unless Landlord substantially completes Landlord’s Work and delivers possession of the Leased Premises to Tenant before the end of said five (5) day period. If Tenant has not given written notice of its election to terminate this Lease before Landlord substantially completes Landlord’s Work, Tenant’s right of termination under this Section 3 shall thereafter be null and void.

ARTICLE 2
LEASEHOLD IMPROVEMENTS

Section 1.          Landlord shall be responsible for constructing and installing the leasehold improvements to the Leased Premises that are described in Exhibit C, attached hereto and made a part hereof (“Landlord’s Work”), in accordance with the plans and specifications (the “Plans”) attached hereto as Exhibit C-1. Landlord shall substantially complete Landlord’s Work on or before the Commencement Date, provided that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, equipment, material or labor shortages, governmental regulations or control, adverse weather conditions or other causes beyond the control of Landlord, the construction time period shall be extended for the amount of time Landlord is so delayed. As used herein, “Substantial Completion” shall mean that Landlord’s Work is completed except for so-called “punch list” items, none of which materially interfere with Tenant’s use and occupancy of the Leased Premises for the conduct of its business.

Section 2.          Landlord shall notify Tenant as soon as Landlord’s Work is Substantially Complete. If there is a dispute as to whether or not Landlord’s Work is Substantially Complete, the dispute shall be resolved by the architect who prepared the Plans. Taking of possession by Tenant shall be conclusive evidence that Landlord’s Work has been completed in accordance with the Plans, except for any “punch list” items agreed upon by Landlord and Tenant. If Landlord delivers possession of the Leased Premises to Tenant prior to the Commencement Date to enable Tenant to fit the Leased Premises to its use, such occupancy shall be subject to all the terms and conditions of this Lease, except payment of rent. During the last 30-day period that the Landlord’s Work is being completed, Tenant and its contractors, employees and agents shall have access to the Leased Premises and the Building at reasonable times, for the purpose of preparing the Leased Premises for Tenant’s occupancy. Tenant shall use all reasonable efforts not to disrupt those performing Landlord’s Work. By taking possession, Tenant acknowledges that no representations as to the condition of the Leased Premises or promises to alter, remodel or improve the Leased Premises have been made by the Landlord except as set forth in Exhibit C or otherwise set forth in this Lease. Tenant further acknowledges that the Leased Premises, as constructed or to be constructed, satisfy all of Tenant’s special suitability factors, if any.

Section 3.          Landlord shall pay the cost of Landlord’s Work. Tenant shall pay Landlord the cost incurred by Landlord to construct any leasehold improvements not specifically listed as Landlord’s Work which have been requested and agreed to in writing by Tenant, and the increased cost, if any, for all change orders pertaining to Landlord’s Work which have been requested and agreed to in writing by Tenant. Tenant shall pay such costs to Landlord within thirty (30) days after Tenant’s receipt of written notice from Landlord stating the amount due to Landlord.

ARTICLE 3
RENT AND SECURITY DEPOSIT

Section 1.          Annual base rent (“Annual Base Rent”) shall be payable by Tenant in advance in equal monthly installments (“Monthly Base Rent”), on or before the first day of each month during the Lease Term at the office of Landlord designated in the first paragraph of this Lease or at such other place designated by the Landlord, without prior notice or demand therefor and without any deduction or set-off whatsoever. Annual Base Rent shall be paid in the amounts shown on Exhibit D to this Lease. Monthly Base Rent for any partial month during the Lease Term shall equal 1/30 of the Monthly Base Rent for each day in such partial month and shall be payable on or before the first day of such partial month.

Section 2.          If Tenant fails to pay any rent or other amounts payable under this Lease within ten (10) days after the date the same is due, Tenant shall also pay Landlord (i) interest on the unpaid amount at the rate of ten percent (10%) per annum or the highest rate permitted by law, whichever is less, from the date such amount was due until the date such amount is paid, and (ii) a [***] service charge for each month or partial month such payment(s) are not paid within 10 days of written notice from Landlord.

Section 3.          Tenant agrees to pay as additional rent (“Additional Rent”), Tenant’s Proportionate Share of operating expenses pursuant to Article 4 hereof and of Taxes, Repairs and Maintenance and Utilities pursuant to Articles 5, 6 and 7 hereof, and such other amounts as are required to be paid by Tenant pursuant to this Lease.

Section 4.          Tenant has deposited with Landlord the sum of [***] as security for the faithful performance and observance by Tenant of the terms of this Lease. If Tenant defaults in the performance of any of the terms of this Lease beyond any applicable cure period, Landlord may apply the whole or any part of the security deposit to the payment of any Monthly Base Rent or Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend by reason of Tenant’s default, including but not limited to, any damages or deficiency in the reletting of the Leased Premises. If any portion of said security is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant’s failure to do so shall be a default under this Lease. Landlord shall not be required to keep this security deposit separate from its general funds and may use such funds for any purpose. Tenant shall not be entitled to interest on such deposit. If Tenant fully and faithfully complies with all of the terms, provisions, covenants and conditions of this Lease, after the first Lease Year, [***] of the security deposit shall be returned to Tenant, after the second Lease Year, another [***] of the security deposit shall be returned to Tenant, and at the end of the Lease Term, the remaining balance of the security deposit shall be returned to Tenant within twenty (20) days after end of the Lease Term.

ARTICLE 4
COMMON AREAS AND OPERATING EXPENSES

Section 1.          The term “Common Areas” shall mean that portion of the Complex designated by Landlord from time to time for the common use of all tenants, including, but not limited to the driveways and parking areas. Landlord reserves the unrestricted right to (i) change the design or size of any of the Buildings, the driveways, parking areas, and identity and type of tenancies; (ii) add buildings and other structures to the Complex; (iii) contract for mutual easement rights with adjoining landowners who shall thereafter, along with their employees, customers and invitees, use the Common Areas in common with Tenant and all tenants of Landlord, and their employees, customers, and invitees to the extent of adjoining landowners’ contract rights; (iv) use portions of the Commons Areas for uses which may be of interest to all or part of the general public; (v) close portions of the Common Areas from time to time for repairs, to prevent accruing of public rights therein and for any other legitimate purpose; provided only that the size of the Leased Premises, reasonable access to the Leased Premises and minimum parking facilities as required by this Lease or governmental authorities having jurisdiction shall not be substantially or materially impaired, subject to the provision of Article 14 hereof; and (vi) Tenant’s obligations under the Lease shall not be materially increased or Tenant’s rights materially decreased.

Section 2.          Landlord hereby grants Tenant, its employees, customers, and invitees, the nonexclusive right to use the Common Areas (as designated from time to time) during the Lease Term, such use to be in common with Landlord and all tenants of Landlord, its and their employees, customers and invitees. Tenant shall not interfere with the rights of Landlord, other tenants, adjoining landowners, its and their employees, customers and invitees, to use any part of the Common Areas.

Section 3.          Landlord agrees to manage, operate, maintain and repair the Common Areas. The manner in which such Common Areas shall be maintained and the expenditures therefor shall be at the sole reasonable discretion of Landlord, who shall have the right to adopt and promulgate reasonable nondiscriminatory rules and regulations, from time to time, including the right to designate parking areas for the use of employees of tenants of the Complex and to restrict such employees from parking areas designated exclusively for visitors.

Section 4.          The term “Lease Year” shall mean that period from the Commencement Date to the next succeeding anniversary date of the Commencement Date and successive twelve (12) month periods thereafter. If the Commencement Date is on a date other than the first day of a month, then the first Lease Year shall include the period from the Commencement Date to the first day of the first calendar month after the Commencement Date. The last Lease Year shall be the period from the end of the preceding Lease Year to the date of the termination of this Lease.

Section 5.          Tenant agrees to pay Tenant’s Proportional Share of all expenditures incurred by Landlord in the ownership, operation, maintenance, repair and replacement of the Complex and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in connection with the Complex (“Operating Expenses”), including but not limited to:

(i)	costs and expenses of maintaining, repairing and replacing landscaping, plantings, shrubbery and planters;

(ii)	costs and expenses of operating, maintaining, repairing and replacing of paving, curbs, sidewalks, walkways, roadways, parking surfaces, drainage, machines and equipment and lighting facilities;

(iii)	management fees;

(iv)

utilities not charged directly to tenants as set forth in Article 7 hereof and if Tenant pays its utilities directly to Landlord or the utility provider, Tenant shall not be charged a pro rata share of the cost of utilities supplied to other tenant’s premises;

(v)	common garbage pick-up charges if arranged by Landlord pursuant to Article 8 hereof;

(vi)	costs of insurance (including hazard, liability and rent insurance), including but not limited to any deductibles that are paid thereunder;

(vii)	security expenses;

(viii)	all Taxes as defined in Article 5;

(ix)	interior and exterior maintenance, repair and replacement expenses including maintenance of signs as set forth in Article 10 hereof, and

(x)	expenses related to maintenance, repair and replacement of the Common Areas;

(xi)	expenses of maintenance, repair and replacement of the Buildings, roofs and structural portions of the Buildings as set forth in Article 6 hereof, and

(xii)

amortization of capital improvements (including interest expenses incurred or to be incurred by Landlord) made to reduce operating costs and amortization of major repairs (including interest expenses incurred or to be incurred by Landlord) made to extend the life of or otherwise repair and maintain the Buildings, or a component of any of the Buildings or the Common Areas, in accordance with generally accepted operational and maintenance procedures, including, but not limited to, installments of amortized Operating Expenses incurred by Landlord prior or subsequent to the date of this Lease that are payable during the Lease Term.

The term “Operating Expenses” shall not include: (a) the cost of Landlord’s home office expenses, or any personnel above the level of Complex manager or superintendent; (b) the cost of any “tenant allowances”, alterations, leasing commissions, legal fees, advertising or promotional expenses, or other costs incurred in preparing space for occupancy or developing the Building; (c) amounts paid for professional services in connection with the leasing of space or in connection with relationships or disputes with tenants, former tenants, prospective tenants or other occupants of the Building; (d) debt amortization or financing or refinancing costs; (e) expenses for which Landlord is or will be reimbursed; (f) expenses in the nature of interest, fines and penalties; (g) rent, additional rent and other charges payable under any ground lease or any lease superior to this Lease; (h) any management or similar fee in excess of 5% of the total gross revenues of the Property; (i) other than the management fee payable to Kraus-Anderson Realty Company, any costs or other sums paid to any person or entity related to or affiliated with Landlord to the extent that same exceeds the reasonable and customary cost thereof; (j) professional fees incurred in connection with the preparation of financial statements, tax returns and other documents and information for Landlord or its mortgagees or other costs associated with the operation of the business of the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, such as but not limited to accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interest in the Building or the land thereunder, costs of disputes between Landlord and its employees or Building management or other tenants; (k) any repairs or alterations made by Landlord to comply with laws, regulations, codes or ordinances existing as of the execution hereof; (l) depreciation; (m) costs of paintings, sculptures or other artwork; (n) expenses arising from the negligence of Landlord, its agents, employees or contractors; (o) bad debt or rent loss reserves; (p) charitable contributions; (q) overtime utility charges for utilities benefiting other tenants; (r) costs incurred in connection with the original construction of the Building or the repair of any defects in or inadequacy of the initial design or construction of the Building, or costs incurred in connection with any major addition to the Building, such as but not limited to adding or expanding floors, or (s) rental for the building management office, or any costs attributable to the operation or maintenance of the building management office.

The cost of any repairs or replacements which, under generally accepted accounting principles, would be capitalized, shall be amortized on a straight-line basis and taken as Operating Expenses over a period of not less than three (3) years, but only to the extent set forth in Section 5 (xii) above, otherwise capital expenses shall not be included in Operating Expenses.

Tenant shall pay with its Monthly Base Rent such amount as the Landlord reasonably estimates for the Tenant’s Proportionate Share of Operating Expenses, which amount shall be deemed to be Additional Rent due under this Lease. As soon as the actual Operating Expenses can be verified, the Landlord shall notify Tenant of (i) the actual Operating Expenses for the preceding calendar year (ii) the additional amount due from Tenant for Tenant’s Proportionate Share of the Operating Expenses during such period, if any, and (iii) any credit the Tenant is entitled to as a result of the payment of the estimated Operating Expenses.

Tenant shall pay the additional amount due Landlord, if any, on the due date for the next installment for Monthly Base Rent which is at least 20 days following such notice or within thirty (30) days after notice from Landlord if the Lease Term has expired. Any overpayment shall, in Landlord’s sole discretion, either be applied to amounts due and payable by Tenant under this Lease, credited against the next payment due from Tenant, or paid to Tenant within 30 days if the Lease Term has expired.

Section 6.          For the purpose of calculating Tenant’s Proportionate Share for a partial calendar year, each day of the Tenant’s occupancy during such partial calendar year shall be regarded as one three-hundred sixty-fifth of a full year’s share, and the Tenant shall be considered as in “occupancy” during the full period of the Lease Term falling within such partial calendar year.

ARTICLE 5
TAXES

Section 1.          “Taxes” means all real estate taxes and installments of special assessments on the Complex that are due and payable during the Lease Term and all other taxes or other governmental impositions that are levied upon or assessed against any or all of the Buildings, the Complex or the Landlord and relating to the Lease Term, including but not limited to gross receipt taxes, taxes on rentals (not including federal or state income, inheritance, gift or estate taxes), taxes in lieu of real estate taxes or special assessments, or taxes arising by reason of the occupancy, use or possession of the Leased Premises. Landlord shall pay, in the first instance, all Taxes. Tenant shall reimburse Landlord for Tenant’s Proportionate Share of such Taxes as part of the Operating Expenses pursuant to Article 4 of the Lease.

ARTICLE 6
REPAIRS AND MAINTENANCE

Section 1.          Landlord shall keep the foundations, exterior walls (except plate glass or other special breakable materials used in structural portions), and roofs of all of the Buildings in good repair, and if necessary or required by proper governmental authority, make modifications or replacements thereof (subject to Tenant reimbursing the Landlord for Tenant’s Proportionate Share of all such cost incurred by Landlord pursuant to Article 4 of this Lease).

Section 2.          Tenant shall keep the Leased Premises in good, clean, safe and habitable condition, ordinary wear and tear excepted, in accordance with all applicable laws, ordinances, rules, requirements and regulations of all governmental authorities and agencies having jurisdiction over the Leased Premises with respect to Tenant’s particular manner of use of the Leased Premises. Tenant shall, at its sole cost and expense, subject to the prior written consent of Landlord, as described in Article 25, Section 17 of this Lease, make all needed repairs and replacements, except for repairs and replacements required to be made by Landlord under the provisions of Section 1 of this Article. Without limiting the foregoing, it is understood that Tenant’s responsibilities therein include the maintenance, repair and replacement of all window coverings, lighting, plumbing, and other electrical, mechanical and electromotive equipment which exclusively serve the Leased Premises, and fixtures and all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in, under and above the Leased Premises, but not any lines, ducts, conduits, pipes and wiring prior to the point of entry to the Leased Premises. Tenant shall, at its own cost and expense, promptly replace with glass of the same quality, any cracked or broken glass including plate glass and any interior and exterior windows and doors in the Leased Premises, but not glass or other special breakable materials used in structural portions. If specifically required by Landlord, Tenant shall maintain a policy or policies of insurance in acceptable companies insuring Landlord and Tenant, as their interests may appear, against breakage of all such glass in the Leased Premises. If any repairs required to be made by Tenant under this Section 2 are not made within thirty (30) days after written notice is delivered to Tenant by Landlord, Landlord may, at its option, make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs; and Tenant shall pay to Landlord upon demand, the cost of such repairs pursuant to Article 18, Section 4 of this Lease.

Section 3.          Notwithstanding any provision of this Lease to the contrary, Tenant shall, at its own cost and expense, be responsible for performing maintenance and repairs to the heating, ventilating and air conditioning system (HVAC) exclusively serving the Leased Premises in order to keep and maintain the HVAC system in good condition and repair. This shall include, but not be limited to, quarterly maintenance. Quarterly maintenance for purposes of this paragraph shall mean: inspection, changing filters and belts, and adjustments or maintenance that would generally be covered by a mechanical maintenance service contract. Landlord shall be responsible for replacing the HVAC system if replacement becomes necessary during the Lease Term, or any HVAC repair which exceeds $500.00. Upon request of the Tenant, Landlord shall assign to Tenant any warranties given to Landlord for said HVAC system. If Tenant fails to perform its obligations under this Section 3, Landlord may, after 30 days notice to Tenant and opportunity to cure, at Landlord’s option, enter upon the Leased Premises for the purpose of performing Tenant’s obligations hereunder. Tenant shall pay to Landlord as Additional Rent, within five (5) days after demand therefore, all costs incurred by Landlord in performing Tenant’s obligations. Landlord warrants and represents that the HVAC and all mechanical, electrical and plumbing systems in the Leased Premises shall be in good working order as of the Commencement Date. In addition, Landlord warrants and represents to its knowledge there are no hazardous substances existing in the Leased Premises on the Commencement Date. In the event hazardous substances are ever discovered in the Leased Premises and the same were present therein as of the date Landlord delivered possession thereof to Tenant, then Landlord shall immediately, at its sole cost, remove such hazardous substances from the Leased Premises and restore the Leased Premises, including Tenant’s decor, to the condition existing therein immediately prior to such removal. For purposes of this Section, a material, product, substance or condition shall be considered hazardous if its presence in the Leased Premises is in violation of any applicable environmental statute, regulation or ordinance.

ARTICLE 7
UTILITIES

Section 1.          Tenant shall pay, when due, all charges for heating, air conditioning, electricity, gas, water and sewer services furnished to the Leased Premises throughout the Lease Term. If any such utilities are not separately metered to Tenant, Landlord shall, in the first instance, pay for the same and Tenant shall reimburse Landlord for Tenant’s share (reasonably estimated by Landlord) as part of Operating Expenses pursuant to Article 4 of this Lease.

Section 2.          Landlord shall furnish electrical facilities to the Building and to the Leased Premises as specified in Exhibit C-1, to provide sufficient power for typewriters and other office machines of similar low electrical consumption, but not including facilities required for telecommunications, computer or data processing equipment, special lighting in excess of building standard, and any other item of electrical equipment which singly consumes more than .5 kilowatts per hour at rated capacity or requires a voltage other than one hundred twenty (120) volts single phase. Tenant agrees to pay for all special requirements for utilities such as gas, steam, water, electricity and other services to the Leased Premises and for all alterations or modifications required in connection therewith. If Tenant installs any electrical equipment that overloads the power lines to the Building in which the Leased Premises is located, Tenant shall, at its own expense, make whatever changes are necessary to avoid such overload and to comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction over the Leased Premises.

Section 3.          Landlord shall not be liable in damages or otherwise if any utility or other service to the Leased Premises shall be interrupted or impaired by fire, repairs, accident or by any causes beyond Landlord’s reasonable control. Such interruption of service shall never be deemed an eviction or disturbance of Tenant’s use and possession of the Leased Premises or any part thereof or relieve Tenant from performance of Tenant’s obligations under this Lease. In the event of any interruption in the services required to be provided by Landlord hereunder that materially interferes with Tenant’s use and enjoyment of the Leased Premises, Tenant shall have the right to abate Monthly Base and Additional Rent if said interruption continues for at least five (5) consecutive business days.

ARTICLE 8
USE

Section 1.          The Leased Premises may be used only for office, warehouse, research and development and light manufacturing (subject always to the provisions of Section 2 of this Article 8) and for no other purposes. Tenant agrees to conduct its business at all times in good faith, and in a high grade and reputable manner. Tenant shall promptly comply with all present and future laws, ordinances, rules, requirements and regulations of all governmental authorities and agencies and insurance companies affecting Tenant’s particular manner of use of the Leased Premises or Tenant’s conduct of business therein. Tenant shall also comply with all reasonable rules and regulation that Landlord may now or in the future put into effect for the Complex and/or the Building, including the Rules and Regulations attached to this Lease as Exhibit F, if any. No part of the Leased Premises shall be used for any purpose which will interfere with the general safety, comfort and convenience of the Landlord and other tenants of the Complex. Tenant shall permit no waste nor damage to the Leased Premises. Tenant, at its expense, shall comply with any valid and applicable laws, rules, orders, ordinances, regulations and other requirements, present or future (collectively, “Applicable Law”), affecting the Leased Premises and with any reasonable requirements of the insurance companies insuring Landlord against damage, loss or liability for accidents in or connected with the Building to the extent that the same shall affect or be applicable to (i) Tenant’s particular manner of use of the Leased Premises (as opposed to its mere use thereof and with respect to which the occupant of the demised Leased Premises has control in complying, such as compliance with laws relating to business conduct, workplace smoking, and maximum occupancy), (ii) alterations and improvements made by Tenant, or (iii) a breach by Tenant of its obligations under this Lease. Nothing herein contained, however, shall be deemed to impose any obligation upon Tenant to make any structural changes or repairs unless necessitated by reason of a particular use by Tenant of the Leased Premises. Landlord shall be responsible for complying with all Applicable Law affecting the design, construction and operation of the Building (including the Leased Premises to the extent Tenant is not required to comply therewith as provided for above) or relating to the performance by Landlord of any duties or obligations to be performed by it hereunder. All provisions of the Lease to the contrary notwithstanding, in no event shall Tenant have any obligation to comply, or pay for the compliance with, any Applicable Law requiring alterations, modifications, or repairs to any area of the Building located outside of or beyond the Leased Premises. Furthermore, Tenant shall have no obligation to comply with or pay for the compliance with any Applicable Law requiring alterations, modifications, or repairs to any conduits, pipes, or duct work which is located within the Leased Premises (such as within the plenum area) but which does not directly serve the Leased Premises, it being the intent of the parties that the cost of such modifications, alterations, and repairs shall be Landlord’s responsibility. Landlord warrants and represents that, to Landlord’s knowledge, the Building and the Leased Premises will be in compliance with all Applicable Law as of the date Landlord initially delivers the Leased Premises to Tenant.

Section 2.          Tenant shall not conduct any auction, fire, closing out or bankruptcy sales in or about the Leased Premises nor obstruct the Common Areas or use the same for business or display purposes without Landlord’s prior written consent. Tenant shall not abuse the Buildings, other improvements, fixtures or personal property constituting the Complex (including, without limitation, walls, ceilings, partitions, floors and wood, stone and iron work), nor make or permit any noise or odor objectionable to the public, to other occupants of the Buildings or the Complex or to the Landlord to emit from the Leased Premises; nor create, maintain or permit a nuisance thereon; nor do any act tending to injure the reputation of the Complex; nor where loading and delivery facilities are provided, use or permit to be used entrances for delivery or pick-up of merchandise or supplies to or from the Leased Premises, or permit trucks or other delivery vehicles while being used for any such purposes to be parked at any place within the Complex except such facilities as are specifically provided for such purpose. Tenant shall keep the loading platform areas allowed for use by Tenant clean and free from rubbish and dirt at all times. Tenant shall, in accordance with rules and regulations established by Landlord from time to time, store all trash and garbage in an orderly fashion and will arrange for regular pick-up of same at the Tenant’s expense, provided, however, Landlord shall have the option upon thirty (30) days prior written notice to Tenant to arrange for garbage pickup and charge the cost therefor as part of Operating Expenses.

Section 3.          Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot that such floor is designed to carry and that is allowed by law. All business machines and equipment and all other mechanical equipment installed and used by Tenant in the Leased Premises shall be properly shielded and be so placed, equipped, installed, and maintained by Tenant at Tenant’s own cost and expense in settings of cork, rubber, or spring-type vibration-eliminators or in such other manner as Landlord may reasonably direct so as to be sufficient to eliminate the transmission of noise, vibration, electrical or other interference from the Leased Premises to any other area of the Building in which the Leased Premises is located. Tenant shall not use the roof of or the air rights above the Building.

ARTICLE 9
ALTERATIONS

Section 1.          Tenant shall not make any alterations or additions to the Leased Premises or make any contract therefore without first procuring Landlord’s written consent, as described in Article 25, Section 17 of this Lease. All work done in connection with any replacements or alterations shall be performed with new materials and strictly in accordance with the plans and specifications approved by Landlord. All alterations, additions, improvements and fixtures including, but not limited to, floor covering affixed to the floor or track lighting affixed to the ceiling including fixtures therefor, other than trade fixtures, manufacturing equipment, engineering equipment, or test equipment including but not limited to air compressors, water treatment systems, or other items used for engineering, testing or manufacturing Tenant’s products, which may be made or installed by either of the parties to this Lease in the Leased Premises and that are attached to the floors, walls or ceilings shall, at the termination of this Lease, become the property of Landlord, and shall remain upon and be surrendered with the Leased Premises as a part thereof, without damage or injury. All fixtures installed by Tenant shall be new or used in good condition. Tenant shall not install any exterior light or plumbing fixtures, shades or awnings, or make any exterior decoration or painting, or build any fence, or make any changes to the exterior of the Building in which the Leased Premises is located, or any other Building in the Complex.

ARTICLE 10
SIGNS

Section 1.          Except to the extent permitted by Landlord’s sign criteria contained in this Article and set forth in attached Exhibit E, Tenant shall not erect or install any exterior window or door signs, advertising media or window lettering or placards or other signs or install any interior window or door signs, advertising media or window or door lettering or placards or other signs which would be reasonably visible from the exterior of the Premises, without Landlord’s prior written consent, not to be unreasonably withheld.

Section 2.          Landlord may install, at Landlord’s expense, one or more monument signs identifying the Complex. The maintenance of said monument signs shall be included in Operating Expenses pursuant to Article 4 of this Lease.

Section 3.          Tenant may install Tenant’s personal sign upon the exterior of the Building in accordance with the terms of this Section 3, provided that Tenant has obtained Landlord’s prior written consent. Tenant shall design, procure, and install Tenant’s sign at Tenant’s sole cost and expense, and Tenant shall indemnify Landlord against all costs and liabilities incurred in connection therewith. Landlord shall maintain said sign and include such maintenance in Operating Expenses pursuant to Article 4 of this Lease. Tenant’s sign shall conform to the standards established for the Complex by Landlord from time to time, and Landlord shall furnish Tenant, at Tenant’s request, an example of signage acceptable to the Landlord. At the expiration of the Lease Term, whether by lapse of time or otherwise, Tenant shall remove Tenant’s sign and restore the exterior of the Building in which the Leased Premises is located to substantially the same condition existing immediately prior to the installation of Tenant’s sign, ordinary wear and tear excepted, all at Tenant’s sole cost and expense.

ARTICLE 11
LIENS AND ENCUMBRANCES

Section 1.          Tenant shall promptly pay all sums of money with respect to all labor, service, materials or equipment supplied or furnished to Tenant in, at or about the Leased Premises, or furnished to Tenant’s agents, employees, contractors or subcontractors which may be secured by any mechanics lien, materialmen’s lien, suppliers lien or other type of lien against the Leased Premises or any interest therein. If any such lien shall be filed, Tenant shall, within seven (7) days after receipt thereof, give notice to Landlord of such lien and Tenant shall, within thirty (30) days after receiving notice of the filing of the lien, bond against or discharge such lien. Failure of Tenant to bond against or discharge the lien shall constitute a default under this Lease and in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same of record by paying the amount claimed to be due, and the amount so paid by Landlord and all costs and expenses incurred by Landlord therewith, including reasonable attorney’s fees shall be due and payable by Tenant to Landlord on demand pursuant to Article 18, Section 4 of this Lease.

Section 2.          Nothing in this Lease shall be construed as a consent on the part of Landlord so as to subject Landlord’s estate in the Leased Premises to any lien or liability under the lien laws of the State of Minnesota.

ARTICLE 12
INDEMNITY

Section 1.          Tenant shall indemnify and hold Landlord, its partners, officers, employees and agents (the “Indemnified Parties”) harmless from and against all third party claims, demands and actions, and all related damages, costs and expenses incurred by the Indemnified Parties as a result thereof, including reasonable attorneys’ fees, for bodily injury, death and/or property damage arising from, related to, or connected with (i) Tenant’s occupancy or use of the Leased Premises, (ii) Tenant’s default in the performance of any of its obligations under this Lease, or (iii) the negligent acts or omissions of Tenant, its agents, contractors, employees, sublessees, concessionaires and licensees. Tenant’s indemnification obligation must be insured under the Tenant’s liability insurance policy required by this Lease. Tenant shall also have the duty to defend the Indemnified Parties from all such claims with counsel reasonably acceptable to the Indemnified Parties. Tenant’s obligation under this Article with respect to claims arising prior to termination shall survive (i) any termination of this Lease, (ii) the expiration of the term of this Lease (or any renewal or extension thereof), and (iii) any termination of Tenant’s right of possession of the Leased Premises.

The Indemnified Parties shall not be liable and Tenant waives all claims, except in the case of Landlord’s negligence or willful misconduct for damage to persons or property sustained by Tenant or Tenant’s agents, contractors, employees, sublessees, concessionaires and licensees resulting from (i) any accident in or about the Leased Premises, and (ii) any negligent act or omission of any other tenant. This shall apply especially, but not exclusively, to the flooding of the Leased Premises, and to damage caused by steam, excessive heat or cold, falling ceiling material, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, except in the case of Landlord’s negligence or willful misconduct. All property belonging to Tenant or any occupant of the Leased Premises shall be there at the risk of Tenant or such person only, and the Indemnified Parties shall not be liable for damage thereto or theft or misappropriation thereof, except in the case of Landlord’s negligence or willful misconduct.

Landlord shall indemnify, hold harmless and defend Tenant, its agents, servants and employees from and against all claims, actions, losses, costs and expenses (including attorney’s fees and litigation costs), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages or fines paid, incurred or suffered by any third parties in connection with loss of life, personal injury and/or damage to property arising from, directly or indirectly, wholly or in part (i) any default by Landlord under the terms and conditions of this Lease, or (ii) any acts or omissions of Landlord or any contractor, agent, employee, invitee or licensee of Landlord in or about the Leased Premises, Building Common Areas or Complex.

ARTICLE 13
INSURANCE

Section 1.          Tenant shall not carry any stock of goods or do anything in or about the Leased Premises which shall in any way tend to increase insurance rates on the Leased Premises, the Building or the Complex. If Landlord shall consent to a use which causes an increase in insurance rates, Tenant agrees to pay as Additional Rent any increase in premiums for insurance resulting from the business carried on in the Leased Premises by Tenant.

Section 2.          Tenant agrees to procure and maintain a policy or policies of liability insurance, at its own cost and expense, insuring Landlord and Tenant from all claims, demands or actions for injury, death or property damage sustained by one or more persons as the result of any one occurrence in an amount of not less than Two Million Dollars ($2,000,000) made by or on behalf of any person or persons, firm or corporation arising from, related to or connected with (i) Tenant’s occupancy or use of the Leased Premises, or (ii) the negligent acts or omissions of Tenant, which insurance shall be primary coverage and shall not be contributory with other similar liability insurance carried by Landlord. Tenant shall carry like coverages against loss or damage by boiler or internal explosion by boilers, if there is a boiler in the Leased Premises.

Section 3.          Tenant shall maintain at its own cost and expense, fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance in an amount adequate to cover the cost of replacement of all leasehold improvements installed by Tenant, excluding the leasehold improvements described on Exhibit C, furnishings, decorations, fixtures and personal property in the Leased Premises in the event of a loss, in companies and in form acceptable to Landlord. The insurance shall insure the fully insurable value of all such property in the Leased Premises, whether the same have been paid for entirely or partially by Landlord.

Section 4.          The insurance to be maintained by Tenant shall not be subject to cancellation except after at least ten (10) days prior written notice to Landlord, and the policy or policies, or a duly executed certificate or certificates for the same, together with satisfactory evidence of the payment of premiums due shall be deposited with Landlord on or before the Commencement Date and upon any renewal of said insurance not less than thirty (30) days prior to the expiration of the term of such coverage.

Section 5.          If Tenant fails to comply with the requirements of this Article 13 within 10 days of notice from Landlord, Landlord may obtain such insurance and keep the same in effect and Tenant shall pay Landlord the premium cost thereof on demand pursuant to Article 18, Section 4 of this Lease.

ARTICLE 14
FIRE OR OTHER CASUALTY

Section 1.          If the Complex shall be partially or totally destroyed by any fire or other casualty so as to become partially or totally untenantable, the same shall be repaired by Landlord, unless Landlord shall elect not to rebuild, as provided in Section 2 of this Article 14. Whether or not Landlord elects to restore the Leased Premises and/or the Building in which the Leased Premises is located, Tenant’s monthly installments of Base Rent shall abate during such period of time as the Leased Premises are untenantable in the proportion that the untenantable portion of the Leased Premises bears to the entire Leased Premises. Landlord’s obligation to repair or rebuild pursuant to this Article shall be limited to the basic building, the Common Areas, and HVAC, electrical, plumbing and mechanical systems, and tenant improvements existing on the Commencement Date, including Landlord’s Work. In no event in the case of any such destruction shall Landlord be required to repair or replace Tenant’s stock in trade, leasehold improvements installed by Tenant after the Commencement Date, fixtures, furniture, furnishings and equipment. Tenant covenants to make such repairs and replacements. All applicable deductibles, shall be deemed Operating Expenses under Article 4, Section 5 of this Lease.

Section 2.          If the Complex, including Common Areas, shall be destroyed or so damaged by fire or other casualty as to render more than fifty percent (50%) thereof untenantable, or if the unexpired Lease Term is two (2) years or less on the date of any destruction or damage, then Landlord may, if it so elects by notice in writing within sixty (60) days after such destruction or damage, terminate this Lease. The above shall apply whether or not any part of the Leased Premises is damaged or destroyed.

In the event of any fire or other casualty affecting all or any part of the Leased Premises, or any of the common areas of the Building adjacent to or leading to the Leased Premises, then within sixty (60) days after such fire or other casualty Landlord shall notify Tenant of the length of time required to complete the restoration thereof and (i) if restoration of the Leased Premises shall be reasonably estimated to require more than 120 days to complete from the date of Landlord’s notice; or (ii) subject to delays due to causes beyond Landlord’s reasonable control, the Leased Premises are not substantially restored within 180 days after the date of Landlord’s notice, then, in either such instance Tenant shall have the right, exercisable by notice to Landlord given on or before the thirtieth (30th) day after the date of receipt by Tenant of the notice required under (i) above or after the expiration of the time period set forth in (ii) above, as the case may be, to terminate this Lease effective not less than thirty (30) days after the date of such Tenant’s notice (except that if the circumstances set forth in (ii) above are applicable, and Landlord substantially completes such restoration before the effective date of such termination, such termination shall be deemed a nullity).

ARTICLE 15
EMINENT DOMAIN

Section 1.          If the whole of the Leased Premises shall be taken under the power of Eminent Domain, then the Lease Term shall cease as of the day possession shall be taken by the public authority and Monthly Base Rent and Additional Rent shall be paid up to such date.

Section 2.          If more than ten percent (10%) of the Land be so taken, the Landlord shall have the right to terminate this Lease, with the rent adjustments as provided in Section 1, by giving Tenant written notice of termination within sixty (60) days after the taking of possession by the public authority.

Section 3.          If any floor area of the Leased Premises or twenty-five percent (25%) or more of the parking area portions of the Common Area shall be so taken, then either Landlord or Tenant may terminate this Lease by giving notice in writing to the other party within thirty (30) days after the taking of possession by the public authority. If this Lease is not terminated, all of the terms herein provided shall continue in effect except that the Annual Base Rent and Additional Rent shall abate in the proportion that the taken portion of the Leased Premises bears to the entire Leased Premises and Landlord shall make all necessary repairs or alterations as provided in Article 14, Section 1 to the extent reasonably possible to restore the Building in which the Leased Premises is located to a complete architectural unit.

Section 4.          All damages awarded for such taking under the power of Eminent Domain, whether for the whole or a part of the Leased Premises, the Buildings, the Land or the Complex shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or to the fee of the Leased Premises; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for depreciation of and cost of removal of stock depreciation of tenant improvements and fixtures, as well as any relocation award for its tenancy.

ARTICLE 16
ASSIGNMENT AND SUBLETTING

Section 1.          Tenant shall not assign, sell, mortgage, pledge, or in any manner transfer this Lease or any interest therein, nor sublet the Leased Premises or any part or parts thereof, nor permit occupancy by anyone without the prior written consent of Landlord. Such consent shall not be unreasonably withheld. Consent by Landlord to one or more assignments of this Lease or to one or more sublettings, sales, mortgages, pledges or other transfers of the Lease Premises shall not operate as a waiver of Landlord’s rights under this Article. Tenant shall promptly pay to Landlord as Additional Rent under this Lease any rent or other payments pursuant to any sublease which exceeds the amounts payable under this Lease less Tenant’s out of pocket costs in connection with the assignment or sublease and any other consideration paid or to be paid by reason of the assignment or sublease. No assignment or sublease shall release Tenant from any of its obligations under this Lease or be construed or taken as a waiver of any of Landlord’s rights under this Lease. For the purposes hereof, if Tenant is a corporation or partnership or other entity, any change in the ownership or effective control of Tenant shall be deemed to be an assignment which shall require Landlord’s consent. The acceptance of rent from someone other than Tenant shall not be deemed to be a waiver of any of the provisions of this Lease or consent to any assignment of this Lease or subletting of the Leased Premises. Notwithstanding anything contained herein to the contrary, Tenant shall have the right, without the consent of Landlord, to assign this Lease or sublet the Leased Premises or any portion thereof to any entity (a) controlling, controlled by or under common control with Tenant, (b) that is Tenant’s successor through merger, reorganization, or consolidation, or (c) that acquires substantially all of the assets of Tenant.

ARTICLE 17
ACCESS TO PREMISES

Section 1.          Landlord shall have the right to enter the Leased Premises at all reasonable times, upon reasonable advance notice to Tenant (except in cases of emergency, when no advanced notice shall be required) and at Tenant’s option, accompanied by a representative of Tenant, for the purpose of inspecting the same or of making repairs, additions or alterations thereto or to the Building in which the Leased Premises is located or for the purpose of exhibiting the same to prospective tenants, purchasers or others. Landlord agrees, that prior to entry into the areas of the Premises designated as the clean room and electrical lab, Landlord will give Tenant sufficient prior notice of the time and nature of the entry, to permit Tenant an opportunity to prepare the room and secure confidential and proprietary information. Except as otherwise set forth in the Lease, Landlord shall not be liable to Tenant in any manner for any expense, loss or damage by reason thereof, nor shall exercise of such right be deemed an eviction or disturbance of Tenant’s right of possession. With respect to any provision of this Lease which entitles or requires Landlord to make improvements, alterations or repairs to either the Leased Premises, the Building or the common areas, or to enter the Leased Premises, Landlord agrees that such entry and/or work shall not (i) damage the appearance or reduce the floor area of the Leased Premises, (ii) affect Tenant’s layout (including access to the Leased Premises), or (iii) materially interfere with Tenant’s use and enjoyment of the Leased Premises. All such entry and/or work shall be performed by Landlord in such a way as to minimize disruption to Tenant’s business, and any damage caused to the Leased Premises (including tenant’s decor) shall be repaired by Landlord at its expense. In the event such entry and/or work results in a material interference with the operation of Tenant’s business for a period in excess of five (5) consecutive business days, then Tenant’s obligation to pay Fixed Rent shall be abated during the period of such interference in proportion to the area of the Leased Premises so affected by such material interference.

ARTICLE 18
REMEDIES

Section 1.          If Tenant shall:

(a)	fail to pay any installment of Annual Base Rent, Additional Rent or any other amounts payable under this Lease within five (5) days after written notice from Landlord that the same shall become due;

(b)

do any of the following or allow any of the following to occur: (i) if the Tenant shall file in any court a petition in bankruptcy or insolvency or for reorganization, or for arrangement or for the appointment of a receiver or trustee of all or a portion of the Tenant’s property, or (ii) if an involuntary petition of any kind referred to in subdivision (i) of this Section shall be filed against the Tenant, and such petition shall not be vacated or withdrawn within thirty (30) days after the date of filing thereof, or (iii) if the Tenant shall make an assignment for the benefit of creditors, or (iv) if the Tenant shall be adjudicated a bankrupt; or (v) if a receiver shall be appointed for the property of the Tenant by order of a court of competent jurisdiction (except where such receiver shall be appointed in an involuntary proceeding, if he shall not be withdrawn within thirty (30) days from the date of appointment); or

(c)

fail to keep or perform any of the other terms, conditions or covenants of this Lease to be kept or performed by Tenant for more than thirty (30) days after notice of such failure shall have been given to Tenant; or plus such additional time as may be requested to cure a default which, despite diligent and reasonable efforts cannot by its very nature be cured within said 30 days; or

(d)

abandon the Leased Premises. Tenant shall have the right to cease operating its business in the Leased Premises and/or vacate the same without creating a default under this Lease, so long as Tenant continues to pay its rental and perform its other obligations under the Lease.

then Landlord, in addition to any other rights or remedies it may have, shall have the right to (i) terminate this Lease in which event the Lease Term shall expire and terminate with the same force and effect as though the date set forth in said notice were the date originally set forth herein and fixed for the expiration of the Lease Term; provided, however, that Tenant shall remain liable as hereinafter set forth; or (ii) re-enter the Leased Premises and dispossess Tenant and/or other occupants of the Leased Premises, remove all property from the Leased Premises and store the same in a public warehouse or elsewhere at the cost of and for the account of Tenant and hold the Leased Premises as hereinafter provided, without becoming liable for any loss or damage which may be occasioned thereby, Tenant agreeing that no such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease, such right however, being continuously reserved by Landlord.

Section 2.          If Landlord elects to re-enter the Leased Premises, Landlord may, but shall not be obligated to, (i) make such alterations and repairs as necessary in order to relet the Leased Premises, and (ii) relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Upon each such reletting, all rentals received by the Landlord for such reletting shall be applied, first, to the payment of any indebtedness other than Monthly Base Rent and Additional Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees and the costs of such alterations and repairs; third, to the payment of Monthly Base Rent and Additional Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Monthly Base Rent and Additional Rent as the same may become due and payable hereunder. If such rental received from such reletting during any month after the payment of the amounts set forth in the previous sentence is less than the amount of rent to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Unless otherwise ordered, the issuance of a writ of recovery for the Leased Premises shall not be construed as a termination of the Lease.

Section 3.          Should Landlord at any time terminate this Lease for any default by Tenant, in addition to any other remedies Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Leased Premises, reasonable attorney’s fees, and the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to Annual Base Rent and Additional Rent reserved in this Lease for the remainder of the Lease Term over the then reasonable rental value of the Leased Premises for the remainder of the Lease Term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

Section 4.          If Tenant defaults in the performance of any of Tenant’s obligations under this Lease, and Landlord elects or is compelled to pay any sum of money to cure said default, after notice Tenant shall immediately pay Landlord an amount equal to Landlord’s costs in curing said default, with interest thereon at the rate of ten percent (10%) per annum, or the highest rate permitted by law, whichever is less, from the date of payment by Landlord.

Section 5.          Neither termination of this Lease nor repossession of the Leased Premises pursuant to this Article 18, nor expiration of the term of this Lease (or any renewals or extensions thereof) shall relieve Tenant of its previously accrued liability for performance of its obligations under this Lease, which liability shall survive and be fully enforceable after any such termination, repossession or expiration.

ARTICLE 19
SURRENDER OF POSSESSION

Section 1.          At the expiration of the Lease Term or sooner termination of this Lease, Tenant shall surrender the Leased Premises broom clean and in good condition and repair, reasonable wear and tear and loss by fire or casualty excepted. Tenant shall promptly surrender all keys for the Leased Premises to Landlord at the place then fixed for payment of Monthly Base Rent.

Section 2.          If Tenant remains in possession of the Leased Premises after the expiration of the tenancy created by this Lease with the consent of Landlord and without execution of a new lease, Tenant shall be deemed to be occupying the Leased Premises as a month-to-month tenancy, at 150% the Monthly Base Rent and subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

Section 3.          At the expiration of the Lease Term or sooner termination of this Lease, Tenant shall remove Tenant’s personal property and trade fixtures incident to Tenant’s business (“Tenant’s Property”). Tenant shall repair any damage to the Leased Premises which may result from removal of Tenant’s Property and shall restore the Leased Premises to the same condition as prior to the installation of Tenant’s Property, ordinary wear and tear and casualty excepted. If Tenant does not remove Tenant’s Property from the Leased Premises, Landlord may, at its option, remove the same (and repair any damage occasioned thereby) and either dispose of Tenant’s Property as Landlord deems appropriate or deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery and warehousing to Landlord on demand pursuant to Article 18, Section 4 of this Lease, or Landlord may treat Tenant’s Property as having been conveyed to Landlord with this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

Section 4.          At the expiration of the Lease Term or sooner termination of this Lease, if Landlord so requires by written notice at the time it gives its consent to Tenant’s improvements, Tenant shall promptly remove the leasehold improvements included in the Plans, any change orders to the Plans, and any alterations, additions, improvements and fixtures constructed subsequent to the Commencement Date of this Lease and designated in Landlord’s Notice, and repair any damage occasioned by such removals at Tenant’s expense, and in default thereof, Landlord may effect such removals and repairs, and Tenant shall pay Landlord the cost thereof on demand pursuant to Article 18, Section 4 of this Lease. Tenant shall not be required to remove any portion of Landlord’s Work at the end of the term.

Section 5.          During the last Lease Year of the Lease Term, Landlord shall have the right to place and maintain a “For Rent” sign in or on the Leased Premises. During the last ninety (90) days of the Lease Term, if during or prior to that time Tenant vacates the Leased Premises, Landlord shall have the right, with Tenant’s consent, to decorate, remodel, repair, alter or otherwise prepare the Leased Premised for new occupancy.

ARTICLE 20
SUBORDINATION

Section 1.          Tenant agrees that this Lease shall be subordinate to any mortgages or trust deeds that are now or may hereafter be placed upon the Complex or any part of the Complex and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, so long as the mortgagee agrees Tenant’s rights under the Lease will not be disturbed. Tenant further agrees that upon notification by Landlord to Tenant, this Lease shall be or become prior to any mortgages or trust deeds that are now or may hereafter be placed on the Complex or any part of the Complex. Tenant shall execute and deliver whatever commercially reasonable instruments may be required for the above purposes, and if Tenant fails to do so within ten (10) days after demand in writing, Tenant shall be in default of the Lease.

Section 2.          Tenant shall, upon demand, in the event of the sale or assignment of Landlord’s interest in the Building in which the Leased Premises is located or the Complex or in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage, trust deed, or other financing instrument, made by the Landlord covering the Leased Premises, attorn in writing to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, so long as Tenant’s rights under the Lease are not disturbed.

ARTICLE 21
NOTICES

Section 1.          Whenever under this Lease provision is made for notice of any kind, such notice shall be in writing and shall be deemed sufficient to Tenant if actually delivered to Tenant or sent by registered or certified mail, return receipt requested, postage prepaid, to the last Post Office address of Tenant furnished to Landlord for such purpose, or to the Leased Premises; and to Landlord if actually delivered to Landlord or if sent by registered or certified mail, return receipt requested, postage prepaid, to the Landlord at the address furnished for such purpose, or to the place then fixed for the payment of rent. If the holder of record of any mortgage or ground lessor’s interest covering the Leased Premises shall have given prior written notice to Tenant that it is the holder of said mortgage or lessor’s interest and such notice includes the address at which notices to such mortgagee or ground lessor are to be sent, then Tenant agrees to give to such party or parties notice simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided and agrees that such party or parties shall have the right, within thirty (30) days after receipt of said notice, to correct or remedy such default before Tenant may take any action under this Lease by reason of such default.

ARTICLE 22
ESTOPPEL CERTIFICATE

Section 1.          Within ten (10) days after written notice from the Landlord, Tenant shall provide an estoppel certificate to Landlord and such other party as is directed by the Landlord certifying: (a) that this Lease is in full force and effect and that it has not been assigned, modified, supplemented or amended in any way (or identifying any assignment, modification, supplement or amendment); (b) the Commencement Date and date of expiration of the Lease Term; (c) that this Lease is in full force and effect and that there are no defenses or offsets thereto (or stating those claimed by Tenant); (d) the amount of Annual Base Rent or Additional Rent that has been paid in advance and the amount of security that has been deposited with the Landlord; (e) the date to which Annual Base Rent and Additional Rent have been paid under this Lease; and (f) such other information as is reasonably necessary to be provided Landlord. If the Tenant shall fail to provide the Estoppel Certificate within ten (10) days of the Landlord’s notice, Tenant shall be in default of this Lease.

ARTICLE 23
QUIET ENJOYMENT

Section 1.          Landlord covenants that it has full right and authority to enter into this Lease for the full Lease Term. Landlord further covenants that Tenant, upon performing the covenants and agreements of this Lease to be performed by said Tenant, will have, hold and enjoy quiet possession of the Leased Premises.

ARTICLE 24
SUBSTITUTION OF LEASED PREMISES

Section 1.          Intentionally omitted.

ARTICLE 25
GENERAL

Section 1.          Nothing contained in this Lease shall be deemed or construed by anyone as creating the relationship of principal and agent or of partnership or of joint venture between Landlord and Tenant.

Section 2.          The various rights and remedies contained in this Lease shall not be considered as exclusive of any other right or remedy, but shall be construed as cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity, or by statute. No delay or omission of the right to exercise any power by either party shall impair any such right or power, or shall be construed as a waiver of any default or as acquiescence therein. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any at by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to approval of any subsequent similar act. Landlord shall not be deemed to have waived any provision of this Lease until expressed in writing and signed by Landlord.

Section 3.          The headings of the several articles contained herein are for convenience only and do not define, limit or construe the contents of such articles.

Section 4.          The covenants, agreements and obligations contained in this Lease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective personal representatives, heirs, successors and assigns. Landlord, at any time and from time to time, may make an assignment of its interest in this Lease, and, in the event of such assignment and the assumption by the assignee of the covenants and agreements to be performed by Landlord herein, Landlord and its successors and assigns (other than the assignee of this Lease) shall be released from any and all liability hereunder accruing after the date of the assignment.

Section 5.          Whenever a period of time is herein provided for either party to do or perform any act or thing, that party shall not be liable or responsible for any delays, and applicable periods for performance shall be extended accordingly, due to strikes, lockouts, riots, acts of God, shortages of labor or materials, national emergency, acts of a public enemy, governmental restrictions, laws or regulations or any other cause or causes, whether similar or dissimilar to these enumerated, beyond its reasonable control. The provisions of this Section 5 shall not operate to excuse Tenant from prompt payment of Monthly Base Rent, Additional Rent or other monetary payments required by the terms of this Lease.

Section 6.          This Lease shall not be recorded by either party. A short form of lease suitable for recording in the office of the County Recorder or Registrar of Titles office shall be executed and delivered at the request of either party at the expense of the requesting party.

Section 7.          No payment by Tenant or receipt by Landlord of a lesser amount than the amount then due under this Lease shall be deemed to be other than on account of the earliest portion thereof due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance due or pursue any other remedy provided in this Lease.

Section 8.          Each of the parties represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease, except as listed on Exhibit D attached hereto, and each of the parties agrees to indemnify the other against, hold it harmless from, all liabilities arising from any such claim for which such party is responsible (including, without limitation, the cost of counsel fees in connection therewith) except as listed on Exhibit D attached hereto.

Section 9.          Unenforceability of any provision contained in this Lease shall not affect or impair the validity of any other provision of this Lease.

Section 10.        The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease.

Section 11.          All of the exhibits set forth in the Table of Contents are hereby incorporated herein by reference and are construed to be part of this Lease.

Section 12.          If two or more individuals, corporations, partnerships or other entities (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other entity to perform all obligations under this Lease shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute, or general law, subject to personal liability, then the liability of each such member shall be deemed to be joint and several.

Section 13.          Tenant hereby covenants, warrants and represents that by executing this Lease and by the operation of the Leased Premises under this Lease, it is not violating or has not violated any restrictive covenant or agreement contained in any other lease or contract affecting the Tenant.

Section 14.          Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause-of-action, against the other, its agents (including partners, both general and limited), officers, directors, shareholders or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Complex or any improvement thereto, or any property of such party therein, by reason of fire, other casualty, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party.

Section 15.          The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Leased Premises and this document shall become effective and binding only upon its execution and delivery hereof by Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant and no act or omission of any employee or agent of Landlord or of Landlord’s broker, if any, shall alter, change or modify any of the provisions hereof.

Section 16.          If the Landlord or any successors-in-interest shall be an individual, joint venture, tenancy in common, firm, or partnership, general or limited, there shall be no personal liability on such individual or on the members of such joint venture, tenancy in common, firm or partnership or on such joint venture, tenancy in common, firm, or partnership, in respect to any of the covenants or conditions of this lease, and in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed, honored or performed by Landlord, Tenant shall look solely to the estate and property of Landlord in the Complex for the collection of any judgment (or any other judicial procedures requiring the payment of money by Landlord) and no other property or assets of Landlord shall be subject to levy, execution, or other procedures for satisfaction of Tenant’s remedies.

Section 17.          Landlord’s written consent is required before Tenant performs any replacements, alterations, additions or improvements to the Leased Premises (the “Tenant Alterations”). Tenant shall have the right, without Landlord’s consent, to make non-structural alterations to the Leased Premises costing less than $5.00 per square foot provided such alterations do not effect or involve any building systems or the relocation of building fixtures. Tenant shall give Landlord not less than ten (10) days prior written notice of any such alterations and shall otherwise comply with the terms and provisions of this Lease. Tenant’s request for Landlord’s consent must include the following:

(a)	detailed plans and specifications for the Tenant Alterations;
(b)	copies of all proposed contracts; and
(c)

the names of all contractors and suppliers who will perform work or supply materials for the Tenant Alterations and, if requested by Landlord, satisfactory evidence that such contractors are union contractors;

If Landlord consents to the Tenant Alterations, Tenant shall be solely responsible for obtaining, at Tenant’s cost, all permits required for the Tenant Alterations and will provide copies of such permits to Landlord before proceeding with the work. Tenant shall perform the Tenant Alterations in full compliance with the plans and specifications approved by Landlord and all applicable laws and codes and regulations. Upon completion of the Tenant Alterations, Tenant shall furnish Landlord with copies of any inspections, certificates of completion, and certificates of occupancy that may be issued or available that evidence completion of the Tenant Alterations in compliance with this Section. Landlord may inspect the Tenant Alterations during performance of the work and upon completion. Neither Landlord’s approval of Tenant’s plans and specifications nor Landlord’s inspection of the work shall be deemed an acceptance or approval of any item that is in violation of any applicable law or code and shall not be a representation of compliance.

IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.

KRAUS-ANDERSON, INCORPORATED		IMRICOR MEDICAL SYSTEMS, INC.

By:	/s/ Philip F. Boelter	By:	/s/ Steven R. Wedan
Philip F. Boelter

Its:	Executive Vice President	Its:	President and CEO
	LANDLORD		TENANT

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing was acknowledged before me this 15th day of May, 2007, by Philip F. Boelter, the Executive Vice President of Kraus-Anderson, Incorporated, a Minnesota corporation, on behalf of the corporation. [LANDLORD]

/s/ Theresa Jensen
Notary Public

STATE OF Minnesota	)
) ss.
COUNTY OF Hennepin	)

The foregoing was acknowledged before me this 14th day of May, 2007, by Steven Wedan, the President and CEO of Imricor Medical Systems, Inc., a Delaware corporation, on behalf of the corporation. [TENANT]

/s/ Victoria J. Pease
Notary Public

EXHIBIT A

COMPLEX SITE PLAN

TO BE ATTACHED TO AND BECOME A PART OF THAT CERTAIN LEASE AGREEMENT
COVERING SPACE IN THE GATEWAY BUSINESS PARK

EXHIBIT B

COMPLEX LEGAL DESCRIPTION

TO BE ATTACHED TO AND BECOME A PART OF THAT CERTAIN LEASE AGREEMENT
COVERING SPACE IN THE GATEWAY BUSINESS PARK

EXHIBIT C

LEASEHOLD IMPROVEMENTS

TO BE ATTACHED TO AND BECOME A PART OF THAT CERTAIN LEASE AGREEMENT
COVERING SPACE IN THE GATEWAY BUSINESS PARK

EXHIBIT C-1

PLANS AND SPECIFICATIONS

TO BE ATTACHED TO AND BECOME A PART OF THAT CERTAIN LEASE AGREEMENT
COVERING SPACE IN THE GATEWAY BUSINESS PARK

EXHIBIT D

ADDITIONAL PROVISIONS

TO BE ATTACHED TO AND BECOME A PART OF THAT CERTAIN LEASE AGREEMENT
COVERING SPACE IN THE GATEWAY BUSINESS PARK

EXHIBIT E

SIGN CRITERIA

TO BE ATTACHED TO AND BECOME A PART OF THAT CERTAIN LEASE AGREEMENT
COVERING SPACE IN THE GATEWAY BUSINESS PARK

EXHIBIT F

RULES AND REGULATIONS